UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2009

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2009, Xu Hong Bin, the former Chief Executive Officer of China Water and Drinks Inc. (“China Water”), and his affiliated entity, Kotex Development Corp. (“Kotex”), served a complaint filed June 1, 2009 in the Court of Chancery for the State of Delaware making various claims against Heckmann Corporation (the “Company”), and/or our directors and certain of our executive officers, which claims allegedly arise out of the Company’s alleged cancellation of approximately 5.3 million shares of Company common stock held by Xu and/or Kotex.

Specifically, Xu and Kotex allege that the Company’s purported cancellation of their shares is a breach of the Escrow Resolution and Transition Agreement between them and the Company, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008.

We believe Xu’s and Kotex’s claims are without merit and intend to vigorously contest this litigation. In addition, we intend to expand our claims against Xu and Kotex and seek appropriate remedies for misappropriation of corporate assets, financial misconduct, and misrepresentations concerning the strength of the business of China Water.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2009

HECKMANN CORPORATION

By:	/s/Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer